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                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [x]

Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ] Confidential, for use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

 ...............................OGDEN CORPORATION ..............................

               (Name of Registrant as Specified In Its Charter)

 .............................PROVIDENCE CAPITAL, INC...........................

                  (Name of Person(s) Filing Proxy Statement)

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[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
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previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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CONTACTS:
---------
Adam Weiss
Providence Capital, Inc.
(212) 888-3200
or
Stan Kay
MacKenzie Partners, Inc.
(212) 929-5940

FOR IMMEDIATE RELEASE:
----------------------

     PROVIDENCE CAPITAL CLARIFIES POSITION ON OGDEN'S DIVIDEND. Nominees Would Not Support Cut Unless and Until Value Improved.

NEW YORK, NEW YORK, May 18, 1998 -- Providence Captital, Inc. announced today that in response to discussions with institutional shareholders of Ogden Corporation (NYSE: OG) it has clarified its position with respect to a dividend cut if its nominees are elected to the Ogden Board.

Providence President, Herbert Denton, said, "If our nominees are elected on May 20, they would consider a dividend cut if and only after significant improvement in the Company's value had been achieved through the sale, spin-off or other disposition of assets, cost reductions or other means chosen by the Board."

Providence Capital also announced that it has won the recommendation of The Proxy Monitor, a proxy advisory firm in New York City, which along with the recommendation from Institutional Shareholder Services announced last week, gives the Providence slate the support of two leading proxy advisory firms.

As previously announced, Providence's nominees are seeking election to the Ogden board with a goal of accelerating earnings growth at Ogden. Providence's suggestions for accelerating earnings growth include focusing Ogden's operations in fewer businesses, simplifying the Company's corporate structure, improving capital allocation, recruiting a new Chairman and Chief Executive Officer, and improving the quality and business experience of Ogden's directors.

Shareholders seeking a copy of the Providence Capital proxy materials or who have questions about how to vote their shares to support the Providence nominees are urged to contact Providence Capital at 212/888-3200 or its proxy solicitor MacKenzie Partners, Inc. at 800/322-2885.


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